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                                                                    Exhibit 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in the Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29741), the Registration Statement on Form S-3, as amended by Pre-Effective Amendment No. 1 (Registration No. 333-45749), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (Registration No. 333-13119), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29207), the Registration Statement on Form S-3 (Registration No. 333-34133), the Registration Statement on Form S-8 (Registration No. 333-11185), the Registration Statement on Form S-8 (Registration Statement No. 333-28019), the Registration Statement on Form S-8 (Registration No. 333-28021), and the Registration Statement on Form S-8 (Registration No. 333-41353), of our report dated March 27, 1998 with respect to the consolidated financial statements of Suiza Foods Corporation included in this Annual Report on Form 10-K.

                                             DELOITTE & TOUCHE LLP

Dallas, Texas
March 30, 1998